EXHIBIT 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), by and between Augustine Fund, L.P., an Illinois limited partnership (“Augustine”), Capital Growth Systems, Inc., a Florida corporation (“CGSY”) and Michael Balkin (“Balkin”) and David Lies (“Lies”) (each of Balkin and Lies, also a “Guarantor” and collectively the “Guarantors”) is entered into as of July 28, 2006 (the “Agreement Date”).

RECITALS:

WHEREAS, Augustine is the holder of the following promissory notes issued by 20/20 Technologies, Inc. (“20/20 Inc.”), 20/20 Technologies, LLC, and Magenta Netlogic Limited d/b/a/ CSB Global, Ltd. (collectively, the “Debtors”) issued pursuant to that certain Augustine Loan and Security Agreement dated January 13, 2005, between the Debtors and Augustine, as amended on June 22, 2005 (the “Loan Agreement”) in the aggregate original principal amount of $1,600,000 (collectively the “Notes”):

First Tranche Convertible Promissory Note dated January 13, 2005 (as amended by Allonge) (the “First Note”)	$500,000

Second Tranche Convertible Promissory Note, dated February 10, 2005 (the “Second Note”)	$500,000

Third Tranche - First Advance Promissory Note, dated June 22, 2005 (the “Third Note”)	$200,000

Third Tranche - Second Advance Promissory Note, dated July 1, 2005 (the “Fourth Note”)	$200,000

Third Tranche - Third Advance Promissory Note, dated August 1, 2005 (the “Fifth Note”)	$200,000

WHEREAS, Augustine holds the Notes subject to the provisions of that certain Amended and Restated Intercreditor Agreement dated as of September 20, 2005 (the “Intercreditor Agreement”);

WHEREAS, the First Note, the Third Note, and a portion of the Fifth Note equal to $188,888.88 of the underlying principal amount of the Fifth Note shall be deemed the “CGSY Notes” (totaling $888,888.88 in principal), and the Second Note, the Fourth Note and a portion of the Fifth Note equal to $11,111.12 of the underlying principal amount of the Fifth Note shall be deemed the “Guarantor Notes” (totaling $711,111.12 in principal);

WHEREAS, Augustine also holds warrants to acquire an aggregate of 2,055,747 shares of Series C Preferred Shares of 20/20 Inc. as set forth on Schedule 1 (collectively, the “Warrants”). The “Second Warrant”, the “Fourth Warrant” and a portion of the “Fifth Warrant” (each as defined in Schedule 1 attached hereto) in an amount equal to the same proportion of the underlying principal amount of the Fifth Note purchased by the Guarantors hereunder (totaling 14,277 shares of the Fifth Warrant and collectively, totaling 913,666 shares) shall be deemed the “Guarantor Warrants.” The remaining balance of each Warrant (totaling 1,142,081 shares) shall be deemed the “CGSY Warrants”;

WHEREAS, Augustine desires to sell to each of Balkin and Lies an equal portion of the Guarantor Notes and the Guarantor Warrants, and Balkin and Lies each desire to purchase from Augustine an equal portion of the Guarantor Notes and the Guarantor Warrants, on the terms and conditions set forth below;

WHEREAS, Augustine desires to sell to CGSY the CGSY Notes and the CGSY Warrants, and CGSY desires to purchase from Augustine the CGSY Notes and the CGSY Warrants, on the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises, covenants and agreements of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.
Sale and Purchase of the Guarantor Notes and Warrants. At the Initial Closing (as defined in Section 2 below), Augustine shall sell, assign and deliver to the Guarantors, the Guarantor Notes and the Guarantor Warrants, free and clear of any and all liens, claims, pledges, security interests and other encumbrances of any kind or nature, and the Guarantors shall purchase the Guarantor Notes and the Guarantor Warrants, for the amount specified in Section 3 below.

2.
Initial Closing Date. Subject to the conditions set forth in Section 12.1, the closing of the sale and purchase of the Guarantor Notes and the Guarantor Warrants (the “Initial Closing”) shall be held at 3:00 p.m., Chicago time, on July 28, 2006 or such other date that the foregoing conditions have been satisfied (or waived) in accordance with the terms hereof (such date and time of the Closing being referred to as the “Initial Closing Date”) and will be deemed to be effective at the end of that business day. The Closing will take place at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Chicago, Illinois 60606, or such other location as the parties shall agree.

3.
Guarantor Purchase Price. For the Guarantor Notes and the Guarantor Warrants, the Guarantors shall deliver to Augustine a cash payment in the amount of $800,000 (the “Guarantor Purchase Price”). Each Guarantor shall purchase 50% of the Guarantor Notes and the Guarantor Warrants and pay 50% of the Guarantor Purchase Price.

4.	Deliverables at the Initial Closing.

4.1.  By Augustine. At the Initial Closing, Augustine shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

4.1.1.  Augustine shall deliver to the Guarantors the Guarantor Notes and the Guarantor Warrants, accompanied by duly executed assignment documents, sufficient to transfer such instruments, pending receipt of the Guarantor Purchase Price;

4.1.2.  Augustine shall deliver to the Guarantors such other documents, instruments or consents as shall be reasonably requested by the Guarantors to effectuate or confirm the transactions contemplated by this Agreement; and

4.1.3.  Augustine shall assign to the Guarantors all of its rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement related to the Guarantor Notes and the Guarantor Warrants.

4.2.  By the Guarantors. At the Closing, CGSY shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

4.2.1.  Each Guarantor shall deliver to Augustine 50% of the Purchase Price; and

4.2.2.  Each Guarantor shall deliver such other documents, instruments or consents as shall be reasonably requested by Augustine to effectuate or confirm the transactions contemplated by this Agreement.

4.3.  UCC Filings. Promptly following the Initial Closing, Augustine will make, or authorize the Guarantors to make, filings as necessary under the Uniform Commercial Code to reflect the assignment to the Guarantors of Augustine’s security interest in certain assets of the Debtors.

5.
Sale and Purchase of the CGSY Notes and Warrants. At the Second Closing (as defined in Section 6 below), Augustine shall sell, assign and deliver to CGSY, the CGSY Notes and the CGSY Warrants, free and clear of any and all liens, claims, pledges, security interests and other encumbrances of any kind or nature, and CGSY shall purchase the CGSY Notes and the CGSY Warrants, for the amount specified in Section 7 below.

6.
Second Closing Date. Subject to the conditions set forth in Section 12.2, the closing of the sale and purchase of the CGSY Notes and the CGSY Warrants (the “Second Closing”) shall be held at 3:00 p.m., Chicago time, on August 31, 2006 or such other date that the foregoing conditions have been satisfied (or waived) in accordance with the terms hereof (such date and time of the Closing being referred to as the “Second Closing Date”) and will be deemed to be effective at the end of that business day. The Closing will take place at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Chicago, Illinois 60606, or such other location as the parties shall agree.

7.
CGSY Purchase Price. For the CGSY Notes and the CGSY Warrants, CGSY shall deliver to Augustine a cash payment in the amount of $1,000,000 (the “CGSY Purchase Price”). In further consideration of the Augustine entering into this Agreement, CGSY shall upon execution of this Agreement, issue a warrant to purchase 150,000 shares of common stock of CGSY in the form attached hereto as Exhibit A (the “Warrant”) to Augustine or its affiliated designee(s).

8.	Deliverables at the Second Closing.

8.1.  By Augustine. At the Second Closing, Augustine shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

8.1.1.  Augustine shall deliver to CGSY the CGSY Notes and the CGSY Warrants, accompanied by duly executed assignment documents, sufficient to transfer such instruments, pending receipt of the CGSY Purchase Price;

8.1.2.  Augustine shall assign to CGSY all of its rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement as related to the CGSY Notes and the CGSY Warrants; and

8.1.3.  Augustine shall deliver such other documents, instruments or consents as shall be reasonably requested by CGSY to effectuate or confirm the transactions contemplated by this Agreement.

8.2.  By CGSY. At the Second Closing, CGSY shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

8.2.1.  CGSY shall deliver to Augustine the CGSY Purchase Price; and

8.2.2.  CGSY shall assume all of Augustine’s rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement; and

8.2.3.  CGSY shall deliver such other documents, instruments or consents as shall be reasonably requested by Augustine to effectuate or confirm the transactions contemplated by this Agreement.

8.3.  UCC Filings. Promptly following the Second Closing, Augustine will make, or authorize CGSY to make, filings as necessary under the Uniform Commercial Code to reflect the assignment to CGSY of Augustine’s security interest in certain assets of the Debtors.

9.
Representations and Warranties of Augustine. Augustine hereby represents and warrants to CGSY and each of the Guarantors, as of the Agreement Date, the Initial Closing Date and the Second Closing Date as follows:

9.1.  Augustine is the beneficial owner of the Guarantor Notes, the CGSY Notes, the CGSY Warrants and the Guarantor Warrants and has full and complete title thereto with absolute right to sell them, and there are no liens, pledges, chattel mortgages, or other encumbrances of any kind against any of the Notes or the Warrants;

9.2.  There are no undisclosed interests, present or future, in the Guarantor Notes, the CGSY Notes, the Guarantor Warrants or the CGSY Warrants, nor does Augustine know of any assertion of such an interest, or of any fact or circumstances that would give any person any such present or future interest or entitle any person to assert such an interest;

9.3.  There is no provision of any contract, indenture, or other instrument to which Augustine is a party or to which any of the Guarantor Notes, the CGSY Notes, the Guarantor Warrants or the CGSY Warrants are subject that would prevent, limit, or condition the sale or transfer of such instruments;

9.4.  Augustine has the right, power, legal capacity and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts to be executed or performed by it as may be necessary in connection with the performance of this Agreement;

9.5.  Neither the execution and delivery of any of this Purchase Agreement by Augustine, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate any law, legal order or other legal requirement applicable to Augustine;

9.6.  No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and

9.7.  Augustine acknowledges that the Notes are currently in default and that the current value of the Warrants is questionable. Augustine represents and warrants that all remedies are available with respect to the Notes and the Warrants and Augustine has granted no waiver of any its rights under the Notes or with respect to any default with respect to such Notes.

10.
Representations and Warranties of each Guarantor. Each Guarantor, severally but not jointly, hereby represents and warrants to Augustine, as of the Agreement Date, the Initial Closing Date and the Second Closing Date as follows:

10.1.  There is no provision of any contract, indenture, or other instrument to which such Guarantor is a party that would prevent, limit, or condition its purchase of the Guarantor Notes or the Guarantor Warrants, or his obligations under Section 13 hereof;

10.2.  Such Guarantor has the right, power, legal capacity and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts to be executed or performed by him as may be necessary in connection with the performance of this Agreement;

10.3.  No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and

10.4.  Guarantor understands that the Notes are currently in default and that the current value of the Warrants is questionable. Guarantor is not relying on Augustine for any information regarding, and Guarantor has performed his own due diligence with respect to, the Debtors and their business and prospects, the collateral securing the Notes, and the prospects of repayment and/or continued default with respect to the Notes.

11.	Representations and Warranties of CGSY. CGSY hereby represents and warrants to Augustine, as of the Agreement Date, the Initial Closing Date and the Second Closing Date as follows:

11.1.  There is no provision of any contract, indenture, or other instrument to which CGSY is a party that would prevent, limit, or condition its purchase of the CGSY Notes or the CGSY Warrants;

11.2.  CGSY has the right, power, legal capacity and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts to be executed or performed by him as may be necessary in connection with the performance of this Agreement;

11.3.  No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

11.4.  CGSY understands that the Notes are currently in default and that the current value of the Warrants is questionable. CGSY is not relying on Augustine for any information regarding, and CGSY has performed its own due diligence with respect to, the Debtors and their business and prospects, the collateral securing the Notes, and the prospects of repayment and/or continued default with respect to the Notes.

12.	Conditions to Each Closing.

12.1.  Initial Closing.

12.1.1.  The obligations of Augustine to effect the transactions contemplated by the Initial Closing shall be conditioned on (i) the representations and warranties of CGSY and the Guarantors being true and accurate when made and as of the date of the Initial Closing, and (ii) CGSY being ready and able to deliver all deliverables specified in Section 4.2.

12.1.2.  The obligations of the Guarantors to effect the transactions contemplated by the Initial Closing shall be conditioned on (i) the representations and warranties of Augustine being true and accurate when made and as of the date of the Initial Closing, and (ii) Augustine being ready and able to deliver all deliverables specified in Section 4.1.

12.2.  Second Closing.

12.2.1.  The obligations of Augustine to effect the transactions contemplated by the Second Closing shall be conditioned on (i) the representations and warranties of CGSY and the Guarantors being true and accurate when made and as of the date of the Initial Closing, and (ii) CGSY being ready and able to deliver all deliverables specified in Section 8.2.

12.2.2.  The obligations of CGSY to effect the transactions contemplated by the Second Closing shall be conditioned on (i) the representations and warranties of Augustine being true and accurate when made and as of the date of the Initial Closing, and (ii) Augustine being ready and able to deliver all deliverables specified in Section 8.1.

12.3.  Waiver.

12.3.1.  The conditions set forth in Sections 12.1.1 and 12.2.1 are for Augustine’s sole benefit and may be waived by Augustine at any time, in its sole discretion, by providing the applicable counterparty with prior written notice thereof.

12.3.2.  The conditions set forth in Sections 12.1.2 and 12.2.2 are for CGSY’s and the Guarantors’ benefit, and may be waived upon prior written notice to Augustine; provided, however, that in such event Augustine shall not be required to proceed with either the Initial Closing or the Second Closing unless any such waiver is countersigned by CGSY and each Guarantor.

13.	Guarantee.

13.1.  Each Guarantor, jointly and severally, hereby (i) unconditionally and irrevocably guarantees to Augustine, the punctual payment of the CGSY Purchase Price (the “Guaranteed Obligations”), and (ii) agrees to pay, upon demand, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by Augustine in enforcing any rights under this Section 13. In the event that Augustine has satisfied all conditions set forth in Section 12.2.2, and the Second Closing has not occurred by 3:00 p.m. on August 31, 2006, Augustine shall notify the Guarantors who shall satisfy such payment obligations within two (2) business days of deemed receipt of such notice.

13.2.  The liability of each Guarantor shall not be affected or impaired by any of the following acts or things: (i)  any waiver or indulgence granted in respect of, or any delay or lack of diligence in the enforcement of, any of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notice or otherwise protect any of the Guaranteed Obligations; (ii) any full or partial release of, settlement with or agreement not to sue any person in respect of any of the Guaranteed Obligations; or (iii) any discharge of any evidence of any of the Guaranteed Obligations or any acceptance of any instrument or substitution therefore; provided, that any such substitute instrument provides for identical terms as the original instrument.

13.3.  The liability of each Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (i) any lack of validity or enforceability of this Agreement or any agreement or instrument relating hereto which may be available to any person liable in respect of any of the Guaranteed Obligations; or (ii) the existence of any claim, set-off, defense that such Guarantor may have at any time against any Person.

13.4.  Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance, and any other notice, with respect to any of the Guaranteed Obligations, (iii) any requirement that Augustine exhaust any right or take any action against CGSY, (iv) any right to compel or direct Augustine to seek payment or recovery of any amounts owed from any one particular fund or source or to exhaust any right or take any action against CGSY or any other person, (v) any requirement that Augustine exhaust any right or take any action against CGSY or any other person and (vi) any other defense available to such Guarantor.

13.5.  The provisions of this Section 13 shall (i) remain in full force and effect until the date on which all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash, (ii) be binding upon each Guarantor and its successors and assigns and (iii) inure to the benefit of and be enforceable by Augustine and its permitted successors, pledgees, transferees and assigns.

14.	Miscellaneous.

14.1.  Confidentiality and Information Sharing. The parties to this Agreement agree to keep the financial terms of the transactions contemplated hereby confidential and will limit disclosure of such information (i) to professional advisors, and (ii) as required for the filing of tax returns; provided that CGSY may announce such transactions pursuant to a press release to be mutually agreed upon and make such other filings with the Securities and Exchange Commission as its counsel may deem necessary or advisable for purposes of complying with CGSY’s public disclosure obligations.

14.2.  Amendment; Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement, including waiver of any term or provision, shall be binding unless the same shall be in writing and duly executed by all of the parties hereto.

14.3.  Assignment. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all the other parties hereto, and any attempted assignment without such consent shall be deemed null and void and of no force or effect.

14.4.  Binding Agreement. This Agreement is binding upon and will inure to the benefit of the parties, and their respective heirs, executors, agents, legal representatives, successors and assigns, if any.

14.5.  Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the sale and purchase of the Debenture and the other transactions described herein and contemplated hereby, and supersedes all prior and contemporaneous promises, communications and agreements, whether verbal or written, with respect thereto.

14.6.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute the same instrument.

14.7.  Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws and decisions of the State of Illinois, other than its principles of conflicts of laws. The parties agree that all actions and proceedings arising out of or related to this Agreement and the transactions contemplated hereby shall be brought only in a state or federal court located in Cook County, Illinois, and the parties hereby consent to such venue and to the jurisdiction of such courts over the subject matter of such proceeding and themselves.

14.8.  Notices. All notices and other communications required or desired to be given pursuant to this Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, and in each case if addressed as follows:

14.8.1.  If to Augustine, then to:

Augustine Fund, L.P.
c/o Augustine Capital Management, LLC
Attn: Tom Duszynski, COO
141 West Jackson Boulevard - suite 2182
Chicago, Illinois 60604

14.8.2.  If to either Guarantor, then to:

c/o Michael Balkin
1145 Green Bay Road
Glencoe, Illinois 60022

14.8.3.  If to CGSY, then to:

Capital Growth Systems, Inc.
50 East Commerce Dr., Suite A
Schaumburg, Illinois 60173

or to such other person, entity or address as either party may respectively designate in like manner, from time to time.

14.9.  Severability. If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect.

14.10.  Survival. All of the terms, representations, warranties and other provisions of this Agreement shall survive and remain in effect after the Closing Date.

14.11.   Appropriate Actions; Further Assurances. Upon reasonable request of any party to another party hereto, such other party shall promptly execute and deliver, without payment of any additional consideration, any other assurances or additional documents or instruments necessary, proper or advisable, and take such additional action as the requesting party may reasonably request, to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement.

14.12.  No-Shop. In consideration for the considerable time, effort and expense to be undertaken by CGSY and each of the Guarantors in connection with transactions contemplated hereby, from the Agreement Date through August 31, 2006, Augustine will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person or entity relating to the acquisition of the Guarantor Notes, the CGSY Notes, the Guarantor Warrants or the CGSY Warrants in whole or in part, whether directly or indirectly. Augustine shall immediately notify CGSY and each of the Guarantors regarding any contact between Augustine or its respective representatives and any other person or entity regarding any such offer or proposal or any related inquiry.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective, duly authorized representatives as of the date first above written.

Augustine Fund, L.P.	Capital Growth Systems, Inc.
By: Augustine Capital Management, LLC,
Its General Partner
/s/ Thomas Duszynski	/s/ Thomas G. Hudson

By: Thomas Duszynski Its: CFO	By: Thomas G. Hudson Its: CEO

/s/ Michael Balkin	/s/ David Lies
Michael Balkin	David Lies

Schedule 1

Warrants

Augustine First Tranche Warrant
Series C Preferred Stock Purchase Warrant, January 13, 2005, No.: C-3
642,420 (the “First Warrant”)

Augustine Second Tranche Warrant
Series C Preferred Stock Purchase Warrant, February 10, 2005, No.: C-4
642,420 (the “Second Warrant”)

Series C Preferred Stock Purchase Warrant
(Third Tranche - First Advance), June 22, 2005, No.: Aug. Tranche 3 - #1
256,969 (the “Third Warrant”)

Series C Preferred Stock Purchase Warrant
(Third Tranche - Second Advance), July 1, 2005, No.: Aug. Tranche 3 - #2
256,969 (the “Fourth Warrant”)

Series C Preferred Stock Purchase Warrant
(Third Tranche - Third Advance), August 1, 2005, No.: Aug. Tranche 3 - #3
256,969 (the “Fifth Warrant”)

Total: 2,055,747

EXHIBIT A

WARRANT

See Attached.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND IN THE ABSENCE OF SUCH REGISTRATION MAY NOT BE SOLD OR TRANSFERRED UNLESS THE ISSUER OF THIS WARRANT HAS RECEIVED AN OPINION OF ITS COUNSEL, OR OF COUNSEL REASONABLY SATISFACTORY TO IT, THAT THE PROPOSED SALE OR TRANSFER WILL NOT VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW.

Warrant No. _____

Issue Date: July 28, 2006

WARRANT TO PURCHASE COMMON STOCK OF

CAPITAL GROWTH SYSTEMS, INC.
(a Florida corporation)

This is to certify that Augustine Capital Management, LLC, or his, her or its permitted assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Capital Growth Systems, Inc., its successors and assigns (the “Company”), at any time on or after the Issue Date and for a period of three (3) years after the Issue Date (the “Exercise Period”), 150,000 shares of Common Stock (the “Warrant Shares”), for an exercise price equal to $0.50 per share of Common Stock to be issued hereunder.

The number of shares of Common Stock to be received upon the exercise of this Warrant (the “Exercisable Shares”) and the exercise price to be paid for a share of Common Stock (the “Exercise Price”) may be adjusted from time to time as herein set forth.

1. Method of Exercise. Subject to the other provisions of this Warrant, this Warrant may only be exercised in whole or in part during the Exercise Period by (i) payment of the Exercise Price by either (A) cash or a certified or bank check, payable to the order of the Company or (B) a written notice to the Company that Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Shares issuable upon exercise of this Warrant which when multiplied by the Market Price of the Warrant Shares is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant), and (ii) presentation and surrender of this Warrant to the Company with the exercise notice substantially in the form attached hereto as Exhibit A duly executed (the “Exercise Notice”). Upon receipt by the Company of this Warrant and the Exercise Notice in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall use its best efforts to issue the proper stock certificate within five (5) business days of receiving all required documentation. Such stock certificate shall bear such legends as the Company may deem necessary or appropriate.

2. Payment of Taxes. The Company shall pay all expenses in connection with the issue or delivery of this Warrant, other than any tax or charge imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Market Price of a full share.

4. Exchange, Assignment or Loss of Warrant.

(a) Exchange. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants in identical form of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

(b) Assignment. This Warrant may be freely assigned and transferred by the Holder without the consent of the Company; provided, however that no Holder shall assign or transfer this Warrant (or any portion hereof) to any Person that directly competes in whole or in significant part with the Company. Any assignment shall be made by surrender of this Warrant to the Company with the assignment form substantially in the form attached hereto as Exhibit B duly executed (the “Assignment Form”). The Company shall, within five (5) business days of receipt of the Warrant and Assignment Form, either (i) consent to such assignment and execute and deliver a new Warrant in identical form in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled, or (ii) notify the Holder that the Company is withholding its consent to such assignment. This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged.

(c) Loss. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company will execute and will deliver a new Warrant in identical form. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5. Rights of the Holder. The Holder, by virtue hereof, shall not be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6. Anti-Dilution Adjustments. In order to prevent dilution of the exercise rights granted hereunder, the terms of this Warrant will be subject to adjustment from time to time pursuant to this Section 6.

(a) Adjustments for Other Dividends and Distributions. In the event the Company at any time prior to the expiration of this Warrant makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised for Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Holder of this Warrant.

(b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then simultaneously with the happening of such event, (i) the Exercise Price shall, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect, and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then simultaneously with the happening of such event, the Exercise Price and the number of shares of Common Stock for which this Warrant is exercisable shall immediately be proportionately decreased.

(c) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions, then the Company’s board of directors and the Company will make an appropriate adjustment in the Exercise Price and number of Exercisable Shares so as to protect the rights of the Holder hereunder.

(d) Subsequent Adjustments. The Exercise Price and number of Exercisable Shares, as so adjusted pursuant to this Section, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6.

7. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall provide Holder with notice of such Organic Change, such notice to reference this Section 7 and to be delivered at least thirty (30) days prior to the consummation of the Organic Change. The Holder shall have a period of thirty (30) days to exercise this Warrant (which exercise may be conditioned upon the consummation of the Organic Change), and upon consummation of the Organic Change, this Warrant and any unexercised Warrant Shares shall automatically terminate. In the event the Organic Change is not consummated, this Warrant shall remain in full force and effect.

8. Definitions.

(a)  “Common Stock” means, collectively, the Company’s common stock, par value $.0001.

(b)  “Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” will be the fair value thereof determined by the Company’s board of directors, in good faith.

(c)  “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

9. Reservation of Stock. From and after the issue date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, such number of shares of Common Stock as may from time to time be issuable on the exercise of the Warrant.

10. Piggyback Registration. If the Company proposes to file a Registration Statement in connection with a public offering of any of its securities (other than a Registration Statement on Form S-4 or Form S-8, or any comparable successor form or form substituting therefor, or filed in connection with any exchange offer or an offering of securities solely to the Company’s existing equity holders) (a “Piggyback Registration Statement”), whether or not for sale for its own account, then each such time the Company shall give written notice of a proposed offering (a “Piggyback Notice”) to the Holder of its intention to effect such a registration at least twenty (20) days prior to the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Holder the opportunity to include in such Piggyback Registration Statement such amount of Exercisable Shares as it may request. The Company will include in such Piggyback Registration Statement (and related qualifications under blue sky laws) and the underwriting, if any, involved therein, all Exercisable Shares with respect to which the Company has received a written request from Holder for inclusion therein within fifteen (15) days after receipt of the Piggyback Notice. Notwithstanding the above, the Company may determine, at any time, not to proceed with such Piggyback Registration Statement.

11. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, in each case addressed (i) to the Company at its principal executive offices, and (ii) to Holder at Holder’s address as it appears in the stock records of the Company (unless otherwise indicated by Holder).

12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois

IN WITNESS WHEREOF, Capital Growth Systems, Inc. has caused this Warrant to be signed by its duly authorized officer and dated as of the date set forth above.

CAPITAL GROWTH SYSTEMS, INC.

By:
Name: Thomas G. Hudson
Title: CEO

Exhibit A

Exercise Notice

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ Shares of Common Stock of Capital Growth Systems, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is _________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Dated: __________             _________________________________
  (Name of Registered Owner)

  _________________________________
  (Signature of Registered Owner)

  _________________________________
  (Street Address)

  _________________________________
  (City) (State) (Zip Code)

Exhibit B

Assignment Form

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

No. of Shares of Name and Address of Assignee	Common Stock

and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, then new Warrants of like tenor and date shall be issued. The undersigned does hereby irrevocably constitute and appoint _________________________ attorney-in-fact to register such transfer on the books of Capital Growth Systems, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated: __________             _________________________________
  (Name of Registered Owner)

  _________________________________
  (Signature of Registered Owner)